Exhibit 99.1

1720 North First Street
	San Jose, CA 95112-4598	December 2, 2010
For Immediate Release
Contact:	Marty Kropelnicki (408) 367-8200 (analysts)
Shannon Dean (310) 257-1435 (media)
CALIFORNIA PUBLIC UTILITIES COMMISSION APPROVES PROPOSED
DECISION IN CALIFORNIA WATER SERVICE COMPANY’S
2009 CALIFORNIA GENERAL RATE CASE

SAN JOSE, CA — California Water Service Group (NYSE: CWT) today announced that the California Public Utilities Commission (CPUC) has approved the 2009 General Rate Case for Group subsidiary California Water Service Company (Cal Water), authorizing rate increases that will add $25.44 million to annual gross revenues beginning January 1, 2011 and an additional $8 million in rate relief that may be obtained after completion of certain capital projects.
     The decision, which adopted a comprehensive settlement between Cal Water and the California Public Utilities Commission’s Division of Ratepayer Advocates, also allows Cal Water to file for smaller increases in the second and third years of the three-year rate case cycle (2012 and 2013).
     Because the costs of providing water service vary from district to district, water rate increases becoming effective on January 1, 2011 will vary.

     Cal Water is required by the CPUC’s Rate Case Plan to file for a General Rate Case (GRC) every three years. The next GRC is schedule to be filed in July of 2012 with rates effective in January of 2014.
     “The General Rate Case review process is very thorough. We believe the decision is balanced and will help ensure that we have adequate resources to continue to provide a reliable supply of high-quality water while providing a reasonable return to stockholders for capital they invest in our water systems,” said President and Chief Executive Officer Peter C. Nelson.
     “At the same time, we recognize that some of our customers are struggling in this tough economy. To help our customers, we provide a range of conservation programs that can lower their water bills, and for qualified customers, we also offer a low-income rate assistance program,” he said.
     According to Nelson, the company continues to focus on operational efficiencies in an effort to minimize rate increases.
     California Water Service Group is the parent company of California Water Service Company, Washington Water Service Company, New Mexico Water Service Company, Hawaii Water Service Company, Inc., CWS Utility Services, and HWS Utility Services. Together these companies provide regulated and non-regulated water service to nearly 2 million people in 100 California, Washington, New Mexico, and Hawaii communities. Group’s common stock trades on the New York Stock Exchange under the symbol “CWT”.
     This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions. Such words as expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; new legislation; electric power interruptions; increases in suppliers’ prices and the availability of supplies including water and power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; acquisitions and our ability to successfully integrate acquired companies; the ability to successfully implement business plans; changes in customer water use patterns; the impact of weather on water sales and operating results; access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the involvement of the United States in war or other hostilities; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.
     Additional information is available at our Web site at www.calwatergroup.com.
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